Exhibit 97

CAL-MAINE FOODS, INC.
Incentive-Based Compensation Recovery Policy
The Board of Directors

(the “
Board
”) of Cal-Maine Foods,

Inc. (the “
Company
”) has determined that

it is
in

the

best

interests

of

the

Company

and

its

stockholders

to

adopt

this

Incentive-Based

Compensation
Recovery Policy (this “ Policy
”), which provides for the recovery of certain incentive compensation in the
event of an Accounting Restatement (as defined below). This Policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the
“ Exchange Act
”), Rule

10D-1 promulgated

under the

Exchange Act

(“
Rule 10D-1
”) and

Listing Rule

5608
(the “ Listing Standards
” of The Nasdaq

Stock Market (“
NASDAQ
”).

As required by SEC Rule

10D-1,
the Listing Standards require

the Company to adopt

a compensation recovery

policy as set forth

in the rule,
comply with the policy and provide related disclosures

required by the Listing Standards and in applicable
filings with the U.S.

Securities and Exchange Commission (“
SEC
”) in order for

the Company’s

common
stock to remain listed on NASDAQ. Capitalized terms not otherwise defined herein have the meanings set
forth in Section 2 hereof.
1. Administration
Except as specifically

set forth herein,

this Policy shall

be administered by

the Compensation Committee
of the Board (the “ Committee ”). The Committee is authorized to interpret and construe this Policy and to make

all

determinations

necessary,

appropriate

or

advisable

to

administer,

and

cause

the

Company

to
comply with, this Policy, without further action by the Board. Any determinations made by the Committee
shall be

final and

binding on

all affected

individuals and

need not

be uniform

with respect

to each

individual
covered by the Policy. The Committee

is authorized to consult

with the full Board,

the Audit Committee of
the Board,

or any

other committee

of the

Board if

and to

the extent

it deems

necessary or

appropriate to
administer, and cause the Company to comply with, this Policy.

2. Definitions
As used in this Policy, the following definitions shall apply:
(a) “
Accounting

Restatement
”

means

an

accounting

restatement

of

the

Company’s

financial
statements

due

to

the

material

noncompliance

of

the

Company

with

any

financial

reporting
requirement under the securities

laws, including any required

accounting restatement to correct
an

error

in

previously

issued

financial

statements

(i)

that

is

material

to

the

previously-issued
financial statements (commonly referred to as

a “Big R” restatement), or (ii) that

would result in
a material misstatement if

the error were corrected

in the current period or

left uncorrected in the
current period (commonly referred to as a “little r” restatement).

Exhibit 97

(b) “ Clawback Period
” means,

with respect

to any

Accounting Restatement,

the three

completed
fiscal

years

of

the

Company

immediately

preceding

the

Restatement

Date

and

any

transition
period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years.
(c) “ Code ” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder includes such section or regulation, any valid regulation or other official

guidance promulgated

under such

section, and

any comparable

provision of

any
future

legislation

or

regulation

amending,

supplementing,

or

superseding

such

section

or
regulation.

(d) “ Committee ” has the meaning set forth in Section 1 hereof.
(e) “
Covered

Executives
”

means

the

Company’s

current

and

former

executive

officers,

as
determined by the Board in accordance with the

definition of executive officer set forth

in Rule
10D-1 and the Listing Standards.
(f) “ Effective Date ” means October 2, 2023.
(g) “ Erroneously Awarded Compensation ” has the meaning set forth in Section 4 of this Policy.
(h) “
Financial

Reporting

Measures
”

means

measures

that

are

determined

and

presented

in
accordance with the

accounting principles

used in preparing

the Company’s financial statements,
and all

other measures that

are derived wholly

or in

part from such

measures.

Stock price and
total stockholder return (and any measures that are derived wholly or in part from stock price or total

stockholder

return)

shall,

for

purposes

of

this

Policy,

be

considered

Financial

Reporting
Measures.

For the

avoidance of

doubt, a

Financial Reporting

Measure need

not

be presented
within the Company’s financial statements or included in a filing with the SEC.
(i) “ Incentive-Based Compensation
”

means

any

compensation that

is

granted,

earned or

vested
based wholly or in part upon the attainment of a Financial Reporting

Measure.

(j) “ Restatement Date
” shall mean the earlier to

occur of (i) the date the Board,

a committee of the
Board or the officer or officers of the Company authorized to take such action if Board action is not required, concludes,

or reasonably should

have concluded, that

the Company is

required to
prepare an Accounting Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company

to prepare an Accounting

Restatement, in each

case regardless of if

or
when the restated financial statements are publicly disseminated or filed with the SEC.
3. Covered Executives; Incentive-Based Compensation
This Policy applies to all Incentive-Based Compensation

received by a person: (a) on or after

the Effective
Date (even if approved,

awarded, granted or paid

prior to the Effective

Date); (b) after beginning

service as
a Covered Executive;

(c) who served

as a Covered

Executive at any

time during the

performance period for

Exhibit 97

such Incentive-Based Compensation; (d)

while the Company

had a class

of securities listed

on a national
securities exchange or a national securities association; and (e) during the Clawback Period.

For purposes of this Policy,

Incentive-Based Compensation is deemed “received” in the Company’s fiscal period

during

which

the

Financial

Reporting

Measure

specified

in

the

Incentive-Based

Compensation
award is attained, even

if the payment or

grant of the Incentive-Based

Compensation occurs after the end
of that period.

For the avoidance

of doubt, Incentive-Based

Compensation that

is subject to

both a Financial
Reporting Measure

vesting condition

and a

service-based vesting

condition shall

be considered

received
when

the

relevant

Financial Reporting

Measure

is

achieved,

even

if

the

Incentive-Based Compensation
continues to be subject to the service-based vesting condition.
4.
Required

Recovery of

Erroneously Awarded

Compensation in

the Event

of an

Accounting
Restatement
In the event of an Accounting Restatement, the Company must

recover, reasonably promptly, Erroneously
Awarded Compensation, in amounts determined pursuant to this Policy and in accordance with Rule 10D-
1 and the Listing Standards, as follows:
(a) For purposes of this Policy, “ Erroneously Awarded Compensation ” means, in the event of an
Accounting Restatement,

the amount

of Incentive-Based

Compensation received

that exceeds

the
amount of Incentive-Based Compensation that

otherwise would have been

received had it been
determined based

on the

restated amounts

in such

Accounting Restatement,

computed without
regard to any taxes paid by the relevant Covered Executive.

(i)
With

respect to

Incentive-Based Compensation based

on stock

price or

total stockholder
return,

where

the

amount

of

Erroneously

Awarded

Compensation

is

not

subject

to
mathematical recalculation directly from the information in an Accounting

Restatement:

A.
the

amount

of

Erroneously

Awarded

Compensation

will

instead

be

based

on

a
reasonable estimate of

the effect

of the

Accounting Restatement on

the stock

price
or

total

stockholder

return

upon

which

the

Incentive-Based

Compensation

was
received; and

B.
the Company must maintain

documentation of the determination of

that reasonable
estimate and provide such documentation to NASDAQ.

(ii)
With respect to

any compensation

plans or

programs that

take into

account Incentive-Based
Compensation,

the

amount

of

Erroneously

Awarded

Compensation

subject

to

recovery
hereunder includes, but

is not

limited to,

the amount contributed

to any

notional account
based

on Erroneously

Awarded

Compensation and

any earnings

accrued to

date on

that
notional amount.
(b)
After an

Accounting Restatement,

the Committee

shall promptly

determine the

amount of

any
Erroneously Awarded

Compensation received

by

each

Covered Executive

and shall

promptly

Exhibit 97

provide written

notice to

each Covered

Executive by email,

certified mail

or overnight mail

of
the amount of any

Erroneously Awarded Compensation and a

demand for repayment

or return of
such compensation.
(c)
The

Committee

shall

have

discretion

to

determine

the

appropriate

means

of

recovering
Erroneously

Awarded

Compensation

based

on

the

particular

facts

and

circumstances.

Notwithstanding

the

foregoing,

except

as

set

forth

in

Section

5

below,

in

no

event

may

the
Company accept an amount that is less than the amount of Erroneously Awarded Compensation in satisfaction of a Covered Executive’s obligations hereunder.
(d)
To

the

extent

that

the

Covered

Executive

has

already

reimbursed

the

Company

for

any
Erroneously Awarded Compensation,

the Committee

may credit

such reimbursed

amount against
the amount of Erroneously Awarded Compensation that is subject to recovery under this Policy.
(e) To the extent that a Covered Executive fails to repay all Erroneously Awarded Compensation to the Company when

due, the

Company shall

take all reasonable

and appropriate

actions to

recover
such

Erroneously

Awarded

Compensation

from

the

applicable

Covered

Executive.

The
applicable

Covered

Executive

shall

be

required

to

reimburse

the

Company

for

any

and

all
expenses

reasonably

incurred

(including

legal

fees)

by

the

Company

in

recovering

such
Erroneously

Awarded

Compensation in

accordance with

the

immediately preceding

sentence.
Such

recovery

and

reimbursement

may

include

offsetting

such

Erroneously

Awarded
Compensation and

expenses against

any amounts

due from

the Company

or its

subsidiaries to
the Covered Executive.
(f)
Recovery under this

Policy with respect

to a Covered

Executive shall not

require any finding

that
such Covered Executive engaged

in misconduct or was

responsible for any error that

caused or
contributed to the Accounting Restatement.
(g)
Any action

by the

Company to

recover Erroneously

Awarded

Compensation under

this Policy
from a Covered

Executive shall

not, whether

alone or

in combination

with any

other action,

event
or condition,

be deemed

(i) “good

reason” for

resignation or

to serve

as a

basis for

a claim

of
constructive

termination

under

any

benefits

or

compensation

arrangement

applicable

to

such
Covered Executive, or

(ii) to constitute

a breach of

a contract or

other arrangement to

which such
Covered Executive is party.
5. Method of Recovery
The

Committee

shall

determine,

in

its

sole

discretion,

the

timing

and

method

for

promptly

recovering
Erroneously

Awarded

Compensation

hereunder,

which

may

include

without

limitation

(a)

seeking
reimbursement of all

or part of

any cash or

equity-based award, (b)

cancelling prior cash

or equity-based
awards, whether vested

or unvested or

paid or unpaid,

(c) cancelling or

offsetting against base

salary and/or
any

planned

future

cash

or

equity-based

awards,

(d)

forfeiture

of

deferred

compensation,

subject

to
compliance

with

Section

409A

of

the

Code,

and

(e)

any

other

method

that

does

not

contravene

any
applicable law, including without limitation Section 409A of the Code.

The

Company

is

authorized

and

directed

pursuant

to

this

Policy

to

recover

Erroneously

Awarded
Compensation in compliance with this Policy unless the Committee or, in the absence of the Committee,

a

Exhibit 97

majority

of

the

independent

directors

serving

on

the

Board,

has

determined in

good

faith

that

recovery
would be impracticable

solely for one

or more of

the following

limited reasons,

and subject

to the following
procedural and disclosure requirements:
●
The direct expense paid to a third party to assist in

enforcing the Policy would exceed the amount
to

be

recovered.

Before

concluding

that

it

would

be

impracticable

to

recover

any

amount

of
Erroneously Awarded

Compensation based

on the

expense of

enforcement, the

Committee must
make

reasonable attempts

to

recover such

Erroneously Awarded

Compensation, document

such
reasonable attempts to recover and provide that documentation to

NASDAQ;
●
Recovery would

violate home

country law

where that

law was

adopted prior

to November

28, 2022.
Before concluding that it would be

impracticable to recover any amount of

Erroneously Awarded
Compensation based on violation of home country law, the Committee must satisfy the applicable opinion and disclosure requirements of Rule 10D-1 and the Listing

Standards; or
●
Recovery would likely cause an otherwise

tax-qualified retirement plan, under which benefits are
broadly

available

to

employees

of

the

Company,

to

fail

to

meet

the

requirements

of

26

U.S.C.
§401(a)(13) or 26 U.S.C. §411(a) and regulations thereunder.
6.
No

Indemnification

of

Covered

Executives

Against

Loss

of

Erroneously

Awarded
Compensation
Notwithstanding the

terms of

any indemnification

or insurance

policy,

any contractual

arrangement with
any

Covered

Executive

or

any

provision

of

the

Company’s

or

any

of

its

subsidiaries’

governing

or
organizational documents

(such as

articles of

incorporation, certificates

of incorporation,

by-laws or

similar
document) that provides or

may be interpreted to

provide to the contrary, the Company

shall not indemnify
any

Covered

Executives

against

the

loss

of

any

Erroneously

Awarded

Compensation,

including

any
payment or

reimbursement for the

cost of

third-party insurance purchased

by any Covered

Executives to
fund potential clawback obligations under this Policy.
7. Committee Indemnification
Any members of the

Committee, and any other members

of the Board who

assist in the administration

of
this Policy, shall not

be personally liable for any action, determination or interpretation made with respect to

this

Policy

and

shall

be fully

indemnified

by

the

Company

to

the

fullest

extent

permitted

under

any
articles

of

incorporation,

certificate

of

incorporation,

bylaw,

similar

organizational

document,

contract,
policy or law applicable to the Company with respect to any such action,

determination or interpretation.

Exhibit 97

8. Effective Date
This Policy shall be effective

as of the Effective Date.

Subject to applicable

law, the Committee may affect
recovery under this Policy from any amount of compensation

approved, awarded, granted, payable or paid
to the Covered Executive prior to, on or after the Effective Date.
9. Other Recovery Rights; Company Claims
The Board intends that this

Policy shall be applied to

the fullest extent of the law. Any right of

recovery by
the Company under this Policy

is in addition to, and not

in lieu of, any other remedies

or rights of recovery
that may be available to the

Company under applicable law,

including Section 304 of the Sarbanes-Oxley
Act of 2002, government regulation, or stock exchange listing requirement or pursuant to the terms of any similar policy in any

employment agreement, equity award agreement, or

other agreement, policy or plan
of the

Company and any

other legal or

equitable remedies available

to the

Company,

including those set
forth

in

any

corporate

governance

guidelines

that

may

be

adopted

or

amended

by

the

Board.
Notwithstanding the foregoing, unless otherwise required

by applicable law, any amounts recovered under
any other such recovery,

recoupment or clawback rights that would be

recoverable under this Policy shall
count toward any required recovery under this Policy and vice versa.
Nothing contained in

this Policy, and no recoupment

or recovery as

contemplated by this

Policy, shall limit
any claims,

damages or

other legal

or equitable

remedies the

Company or

any of

its affiliates

may have
against

a

Covered

Executive

arising

out

of

or

resulting

from

any

actions

or

omissions

by

the

Covered
Executive.
10. Amendment
The Board may amend, modify, supplement, rescind or replace all or any portion of this Policy at any

time
and from time

to time in

its discretion, and

shall amend this

Policy as it

deems necessary to

comply with
applicable law

or

any rules

or

standards adopted

by NASDAQ

or

other national

securities exchange

on
which the Company’s securities are listed.
11. Acknowledgement of Binding Effect
As a condition to continued employment, each

Covered Executive shall sign and deliver to

the Company,
within

60

calendar

days

following

the

later

of

(i)

the

Effective

Date

of

this

Policy

or

(ii) the

date

the
individual

becomes

a

Covered

Executive,

the

Acknowledgement

Form

attached

hereto

as
Exhibit

A
,
pursuant

to

which

the

Covered

Executive

agrees

to

be

bound

by,

and

to

comply

with,

the

terms

and
conditions

of

this

Policy.

This

Policy

is

binding

upon

all

Covered

Executives,

even

if

such

Covered
Executive fails to execute or deliver the attached Acknowledgment Form to the Company.

Exhibit 97

12. Severability

The provisions in this

Policy are intended to

be applied to the

fullest extent of the

law.

To

the extent that
any provision

of this

Policy is

found to

be unenforceable

or invalid

under any

applicable law, such

provision
shall be applied

to the maximum

extent permitted, and

shall automatically be

deemed amended in

a manner
consistent with

its objectives

to the

extent necessary

to conform

to any

limitations required

under applicable
law.
13. Successors
This Policy shall be binding and enforceable against all

Covered Executives and their beneficiaries, heirs,
executors, administrators or other legal representatives.
14. Governing Law; Jurisdiction and Forum; Waiver of Jury Trial
(a)
This Policy shall be governed

by, and construed and enforced in accordance

with, Section 10 of
the Exchange Act, Rule 10D-1 and the Listing Standards, and to

the extent applicable, the laws
of the State of Delaware.

(b)
The Company

and each

Covered Executive:

(i) submits

to the

personal jurisdiction

of the

federal
district court with

jurisdiction over

the location of

the Company’s headquarters

and, if that

court
lacks

jurisdiction,

the

state

court

with

jurisdiction

over

the

location

of

the

Company’s
headquarters, and the

relevant appellate courts,

in the event

any dispute arises

out of this

Policy;
(ii)

agrees

that

it,

he

or

she

will

not

attempt

to

deny

or

defeat

such

personal

jurisdiction

by
motion or other request for leave from any such court; and (iii) agrees that it, he or she will not bring any proceeding relating

to this Policy

in any court

other than the court

designated in the
preceding clause (i).
(c)
The Company and each Covered Executive: (i) waives

trial by jury in any action, proceeding, or
counterclaim arising

out of

or in

any way

connected with

this Policy

or the

administration thereof,
and (ii) agrees

to refrain from

seeking a jury

trial in any

lawsuit, proceeding, counterclaim

or any
other litigation procedure based upon, or arising out of, this Policy.
15. Required Policy-Related Filings and Disclosures
A copy

of

this Policy

and any

amendments thereto

will be

filed

as an

exhibit to

the

Company’s

annual
report on Form 10-K filed

with the SEC.

In addition, the Company

shall file all disclosures with

respect to
this Policy

in accordance

with the

requirements of

the federal

securities laws,

including disclosures

required
by the SEC.

ADOPTED BY THE BOARD OF DIRECTORS NOVEMBER 30, 2023.